Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

MoneyHero Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares(2)	457(c) and 457(f)(1)	18,617,717	$10.345(3)	$192,600,282.365	$0.00011020(4)	$21,224.55

	Equity	Warrants to purchase Ordinary Shares(5)	457(g)	18,166,451	—	—	—	— (11)

	Equity	Warrants to purchase Ordinary Shares(6)	457(g)	14,967,453	—	—	—	— (11)

	Equity	Ordinary Shares(7)	457(c) and 457(f)(1)	18,166,451	$11.758(8)	$213,601,130.858	$0.00011020(4)	$23,538.84

	Equity	Ordinary Shares(9)	457(f)(2)	4,598,107	N/A	$602,006.808(10)	$0.00011020(4)	$66.341

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$406,803,420.031

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$44,829.74

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Consists of (i) 10,093,034 Class A ordinary shares, par value $0.0001 per share, of MoneyHero Limited (“PubCo”) (the “PubCo Class A Ordinary Shares”) issuable to public shareholders of Bridgetown Holdings Limited (“Bridgetown”) in connection with the proposed business combination by and among Bridgetown Holdings Limited, CompareAsia Group Capital Limited (“CGCL”), MoneyHero Limited (“PubCo”), Gemini Merger Sub 1 Limited and Gemini Merger Sub 2 Limited, as described in the accompanying proxy statement/prospectus (the “Business Combination”) in exchange for the same number of Class A ordinary shares, par value $0.0001 per share, of Bridgetown (the “Bridgetown Class A Ordinary Shares”) issued and outstanding immediately prior to the Initial Merger Effective Time (as defined in the accompanying proxy statement/prospectus); (ii) an aggregate of 20,000 PubCo Class A Ordinary Shares issuable to John R. Hass, Samuel Altman, In Joon Hwang and Kenneth Ng in connection with the Business Combination in exchange for the same number of Class B ordinary shares, par value $0.0001 per share, of Bridgetown (the “Bridgetown Class B Ordinary Shares”) held by them immediately prior to the Initial Merger Effective Time; (iii) an aggregate of 1,600,000 PubCo Class A Ordinary Shares issuable to Daniel Wong upon the conversion of Class B ordinary shares, par value $0.0001 per share, of PubCo to be issued to him in connection with the Business Combination in exchange for the same number of Bridgetown Class B Ordinary Shares held by him immediately to the Initial Merger Effective Time; (iv) an aggregate of 2,701,512 PubCo Class A Ordinary Shares, par value US$0.0001 per share, of PubCo issuable to certain shareholders of CGCL in connection with the Business Combination, including, among others, Global Private Opportunities Partners II LP and Global Private Opportunities Partners II Offshore Holdings LP; (v) an aggregate of 2,494,617 PubCo Class A Ordinary Shares issuable upon the conversion of preference shares, par value US$0.0001 per share, of PubCo to be issued to holders of CGCL Preference Shares (as defined in the accompanying proxy statement/prospectus) immediately prior to the Acquisition Effective Time (as defined in the accompanying proxy statement/prospectus) in connection with the Business Combination in exchange for their CGCL Preference Shares; and (vi) an aggregate of 1,708,554 PubCo Class A Ordinary Shares issuable under the PubCo Equity Plan (as defined in the accompanying proxy statement/prospectus) upon the exercise of the Assumed Options (as defined in the accompanying proxy statement/prospectus) to be issued to certain holders of CGCL Options (as defined in the accompanying proxy statement/prospectus) in exchange for such CGCL Options.

(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Bridgetown Class A Ordinary Shares on the Nasdaq Capital Market on September 8, 2023 ($10.345 per Bridgetown Class A Ordinary Share).

(4)	Pursuant to Section 6(b) of the Securities Act, a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.
(5)

Consists of 18,166,451 PubCo Public Warrants (as defined in the accompanying proxy statement/prospectus) issuable to certain public warrantholders of Bridgetown in connection with the Business Combination in exchange for the same number of warrants to purchase one Bridgetown Class A Ordinary Share per warrant (“Bridgetown Public Warrants”).

(6)

Consists of an aggregate of 14,967,453 PubCo Class A Warrants (as defined in the accompanying proxy statement/prospectus) issuable to certain holders of CGCL Class A Warrants (as defined in the accompanying proxy statement/prospectus) in connection with the Business Combination in exchange for such CGCL Class A Warrants held by them immediately prior to the Acquisition Effective Time.

(7)	Consists of 18,166,451 PubCo Class A Ordinary Shares issuable upon the exercise of the PubCo Public Warrants.
(8)

Estimated solely for the purpose of calculating the registration fee, based on the sum of (i) $0.258, the average of the high and low prices of the Bridgetown Public Warrants on the Nasdaq Capital Market on September 8, 2023, and (ii) $11.50, the exercise price of the Bridgetown Public Warrants.

(9)	Consists of an aggregate of 4,598,107 PubCo Class A Ordinary Shares issuable upon exercise of the PubCo Class A Warrants and PubCo Class C Warrants.
(10)	Book value of the CGCL Warrants registered herein as of the last practical date prior to the date of filing this registration statement.
(11)

Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the Pubco Public Warrants, PubCo Class A Warrants or PubCo Class C-2 Warrants and the entire fee is allocated to the underlying Pubco Class A Ordinary Shares.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	—	—	—		—						—

Rule 457(p)

Fee Offset Claims	—	—	—	—		—	—	—	—	—

Fee Offset Sources	—	—	—		—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

—	—	—	—	—	—	—